Exhibit 99.1
PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Senior Vice President of Corporate Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 3.4% INCREASE IN SAME-PROPERTY CASH NOI, 6.7% INCREASE IN NOI, AND NORMALIZED FFO OF $0.16 PER DILUTED SHARE
Scottsdale, Arizona (August 1, 2013) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended June 30, 2013 and the dividend for the quarter ended September 30, 2013.
FFO and Normalized FFO were $0.19 and $0.16 per diluted share, respectively. Same-Property Cash NOI growth was 3.4%, which resulted primarily from annual rent increases, strong tenant retention and the reduction of portfolio wide operating expenses.
Second Quarter 2013 Highlights
Operating

•	FFO: $0.19 per diluted share, or $43.6 million, an increase of $0.14 per diluted share, compared to Q2 2012.

•	Normalized FFO: $0.16 per diluted share, or $35.7 million, unchanged per diluted share, compared to Q2 2012.

•	Normalized FAD: $0.14 per diluted share, or $32.0 million, an increase of $0.01 per diluted share, or 7.7%, compared to Q2 2012.

•	Same-Property Cash NOI: $49.7 million, an increase of $1.6 million, or 3.4%, compared to Q2 2012.

•	Rental Income: $76.6 million, an increase of $2.2 million, or 3.0%, compared to Q2 2012.

•	NOI: $55.0 million, an increase of $3.5 million, or 6.7%, compared to Q2 2012.

•	Dividend: The Board of Directors approved the Q3 dividend in the amount of $0.14375 per share to be paid on October 4, 2013.
Portfolio

•
Portfolio: As of June 30, 2013, HTA’s portfolio was 96% on-campus or aligned with leading healthcare systems. It was located in 27 states and totaled 12.9 million square feet of GLA. Approximately 58% of annual base rent comes from credit rated tenants.

•	Occupancy: At the end of the quarter, the occupancy rate of HTA’s portfolio increased to 91.3% by GLA.

•
Leasing: During the quarter, HTA entered into new or renewal leases on approximately 238,000 square feet of GLA, or approximately 1.9% of its portfolio. Tenant retention for the quarter was approximately 85% by GLA.

•
In-House Property Management and Leasing Platform: As of June 30, 2013, HTA’s in-house property management and leasing platform operated 11.4 million square feet, or 89% of total GLA. During the quarter, HTA transitioned approximately 322,000 square feet of GLA to its in-house property management and leasing platform.

•
Acquisitions: During the quarter, HTA acquired a medical office building in Atlanta, Georgia for $5.6 million (100% leased and approximately 23,000 square feet). Subsequent to the end of the quarter, HTA acquired $57.1 million of medical office buildings, resulting in total year-to-date acquisitions of $151.2 million.

Balance Sheet and Liquidity

•
Share Conversion: In June 2013, HTA’s third tranche of common stock (Class B-2) converted to Class A shares. As a result of this conversion, HTA had $1.9 billion in market value, or 168.8 million Class A shares outstanding which are eligible to trade on the NYSE as of June 30, 2013. The final tranche of Class B common stock totaling 57.3 million shares is scheduled to be unlocked on December 6, 2013.

•	Russell Global and Russell 1000 Indexes: On July 1, 2013, HTA was added to the Russell Global and Russell 1000 Indexes.

•	Equity ATM Program: During the quarter, HTA issued and sold approximately $20.1 million of Class A common stock through the equity ATM program, at an average price of $11.60 per share.

•
Balance Sheet: As of June 30, 2013, HTA had total liquidity of $770.9 million, including $650.0 million of availability on its unsecured revolving credit facility and $120.9 million of cash and cash equivalents. The leverage ratio of total debt to total capitalization was 30.3%.

Financial Results
Normalized FFO and FFO
Normalized Funds from Operations, or Normalized FFO, was $0.16 per diluted share, or $35.7 million, for the three months ended June 30, 2013, compared to $0.16 per diluted share, or $35.7 million, for the three months ended June 30, 2012.
FFO was $0.19 per diluted share, or $43.6 million, for the three months ended June 30, 2013, compared to $0.05 per diluted share, or $11.6 million, for the three months ended June 30, 2012.
Normalized FAD
Normalized Funds Available for Distribution, or Normalized FAD, was $0.14 per diluted share, or $32.0 million, for the three months ended June 30, 2013, an increase of 7.7% from $0.13 per diluted share, or $30.6 million, for the three months ended June 30, 2012. The second quarter payout ratio was approximately 100% of Normalized FAD.
Rental Income
Rental income increased 3.0% to $76.6 million for the three months ended June 30, 2013, compared to $74.4 million for the three months ended June 30, 2012. This increase in rental income was primarily driven by $174.9 million of completed acquisitions since June 30, 2012.
NOI
Net Operating Income, or NOI, was $55.0 million for the three months ended June 30, 2013, compared to $51.5 million for the three months ended June 30, 2012.
Same-Property Cash NOI
Same-Property Cash NOI increased 3.4% to $49.7 million for the three months ended June 30, 2013, compared to $48.0 million for the three months ended June 30, 2012.
General and Administrative Expenses
General and administrative expenses were $6.2 million for the three months ended June 30, 2013, compared to $4.9 million for the three months ended June 30, 2012. This increase was primarily due to the transition of property management and leasing to HTA’s in-house asset management platform.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
Interest expense and change in the fair value of derivative financial instruments for the three months ended June 30, 2013 was $4.3 million, which included $13.2 million of interest expense related to debt and interest rate swaps, which was partially offset by an $8.9 million gain on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average borrowing cost of 4.16% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio increased to 5.7 years from 4.3 years at December 31, 2012.
Net Income or Loss
Net income for the three months ended June 30, 2013 was $14.2 million, compared to a net loss of $19.3 million for the three months ended June 30, 2012.
Balance Sheet
As of June 30, 2013, HTA had total assets of $2.6 billion, cash and cash equivalents of $120.9 million, and $650.0 million available on its unsecured revolving credit facility. The leverage ratio of total debt to total capitalization was 30.3%.
Share Conversion
In June 2013, HTA’s Class B-2 common stock converted to Class A shares. As a result of this conversion, HTA had 168.8 million Class A shares outstanding which are eligible to trade on the NYSE as of June 30, 2013. The Class B-3 common stock is scheduled to convert to Class A shares in December 2013.
Occupancy & Tenant Retention
The occupancy rate of HTA’s portfolio, including month-to-month leases and leases that have been executed, but which have not yet commenced, was 91.3% by GLA. Tenant retention for the quarter was approximately 85% by GLA.

Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was approximately 42% as of June 30, 2013 and approximately 58% of HTA’s annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
During the three months ended June 30, 2013, HTA transitioned 322,000 square feet of GLA to its in-house property management and leasing platform. At the end of the quarter, HTA had approximately 89% of its current GLA managed internally.
FFO, Normalized FFO and Normalized FAD
HTA defines FFO, a non-GAAP measure, as net income or loss attributable to controlling interest computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss attributable to controlling interest. FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to pay dividends. FFO should be reviewed in connection with other GAAP measurements.
Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, HTA uses Normalized FFO, which excludes from FFO acquisition-related expenses, listing expenses, net change in fair value of derivative financial instruments, noncontrolling income from operating partnership units included in diluted shares, transitional expenses, acceleration of deferred financing costs, escrow settlement revenue, debt extinguishment costs and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its dividends in the future. However, HTA’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to pay dividends. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO other income, non-cash compensation expense, straight-line rent adjustments, amortization of acquired below and above market leases, deferred revenue - tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO, Normalized FFO and Normalized FAD to net income or loss attributable to controlling interest for the three and six months ended June 30, 2013 and 2012 (amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss) attributable to controlling interest	$14,025	$(19,322)	$15,376	$(19,636)
Depreciation and amortization expense (including amounts in discontinued operations)	29,583	30,964	58,144	58,321
FFO	$43,608	$11,642	$73,520	$38,685
FFO per share - basic	$0.19	$0.05	$0.33	$0.17
FFO per share - diluted	$0.19	$0.05	$0.33	$0.17
Acquisition-related expenses	658	2,970	1,683	5,292
Listing expenses	—	12,544	4,405	12,544
Net change in fair value of derivative financial instruments	(8,922)	4,787	(10,528)	5,295
Noncontrolling income from operating partnership units included in diluted shares	203	3	211	8
Transitional expenses	—	1,704	—	1,704
Acceleration of deferred financing costs	155	—	590	415
Escrow settlement revenue	—	—	—	(350)
Debt extinguishment costs	—	1,886	—	1,886
Other normalizing items	(3)	135	(32)	135
Normalized FFO	$35,699	$35,671	$69,849	$65,614
Normalized FFO per share - basic	$0.16	$0.16	$0.32	$0.29
Normalized FFO per share - diluted	$0.16	$0.16	$0.31	$0.29

Normalized FFO	$35,699	$35,671	$69,849	$65,614
Other income	(10)	(63)	(18)	(91)
Non-cash compensation expense	343	(20)	908	982
Straight-line rent adjustments, net	(1,631)	(2,119)	(3,369)	(4,564)
Amortization of acquired below and above market leases, net	520	427	1,070	1,022
Deferred revenue - tenant improvement related	(179)	(106)	(310)	(266)
Amortization of deferred financing costs	833	953	1,647	1,646
Recurring capital expenditures, tenant improvements and leasing commissions	(3,573)	(4,116)	(6,313)	(5,873)
Normalized FAD	$32,002	$30,627	$63,464	$58,470
Normalized FAD per share - basic	$0.14	$0.13	$0.29	$0.26
Normalized FAD per share - diluted	$0.14	$0.13	$0.29	$0.25
Weighted average number of shares outstanding:
Basic	225,610	229,436	221,380	229,159
Diluted	227,780	229,614	222,585	229,336
NOI, Cash NOI and Same-Property Cash NOI
NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, non-traded REIT expenses, acquisition-related expenses, depreciation and amortization expense, listing expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and other income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same-property.” Same-property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported, excluding properties held for sale. Therefore, any properties acquired after the first day of the earlier comparison period and any real estate notes receivable interest income are excluded from same properties.
The following is the reconciliation of NOI, Cash NOI and Same-Property Cash NOI to net income or loss for the three and six months ended June 30, 2013 and 2012 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$14,233	$(19,314)	$15,617	$(19,620)
General and administrative expenses	6,217	4,908	12,665	10,915
Non-traded REIT expenses	—	1,704	—	3,847
Acquisition-related expenses	658	2,970	1,683	5,292
Depreciation and amortization expense (including amounts in discontinued operations)	29,583	30,964	58,144	58,321
Listing expenses	—	12,544	4,405	12,544
Interest expense and net change in fair value of derivative financial instruments (including amounts in discontinued operations)	4,314	15,932	15,391	26,965
Debt extinguishment costs	—	1,886	—	1,886
Other income	(10)	(63)	(18)	(91)
NOI	$54,995	$51,531	$107,887	$100,059
NOI percentage growth	6.7%		7.8%

NOI	$54,995	$51,531	$107,887	$100,059
Straight-line rent adjustments, net	(1,631)	(2,119)	(3,369)	(4,564)
Amortization of acquired below and above market leases, net	520	427	1,070	1,022
Other non-cash and normalizing items	(159)	115	(282)	(253)
Cash NOI	$53,725	$49,954	$105,306	$96,264
Notes receivable interest income	(546)	(1,336)	(1,092)	(2,672)
Non Same-Property Cash NOI	(3,503)	(581)	(14,822)	(7,098)
Same-Property Cash NOI	$49,676	$48,037	$89,392	$86,494
Same-Property Cash NOI percentage growth	3.4%		3.4%

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a leading, fully-integrated owner of medical office buildings.  HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in major U.S. metropolitan areas.
Since its formation in 2006, HTA has acquired a geographically diverse portfolio of properties that totals approximately $2.7 billion based on purchase price and is comprised of approximately 12.9 million square feet of GLA located in 27 states. HTA’s overall portfolio occupancy is 91.3% by GLA, and approximately 58% of HTA’s annualized base rent comes from credit rated tenants.
HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta and Charleston. At the end of the second quarter, approximately 89% of HTA’s total portfolio GLA is managed internally on this platform.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the assessment of strategic success of our strategic alternatives, including potential liquidity alternatives; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Real estate investments:
Land	$182,313	$183,651
Building and improvements	2,102,743	2,044,113
Lease intangibles	360,937	352,884
Property held for sale, net	21,138	—
	2,667,131	2,580,648
Accumulated depreciation and amortization	(392,102)	(349,118)
Real estate investments, net	2,275,029	2,231,530
Real estate notes receivable	20,000	20,000
Cash and cash equivalents	120,871	15,956
Restricted cash and escrow deposits	18,268	17,623
Receivables and other assets, net	97,289	84,970
Other intangibles, net	42,237	44,011
Non-real estate assets of property held for sale, net	1,059	—
Total assets	$2,574,753	$2,414,090
LIABILITIES AND EQUITY
Liabilities:
Debt, net	$1,114,204	$1,037,359
Accounts payable and accrued liabilities	71,661	63,443
Derivative financial instruments - interest rate swaps	2,065	9,370
Security deposits, prepaid rent and other liabilities	28,966	24,450
Intangible liabilities, net	10,823	11,309
Total liabilities	1,227,719	1,145,931
Commitments and contingencies
Redeemable noncontrolling interest of limited partners	3,423	3,564
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 900,000,000 and 700,000,000 shares authorized as of June 30, 2013 and December 31, 2012, respectively; 168,795,956 and 100,086,387 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	1,688	1,001
Class B common stock, $0.01 par value; 100,000,000 and 300,000,000 shares authorized as of June 30, 2013 and December 31, 2012, respectively; 57,283,127 and 114,566,254 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	573	1,146
Additional paid-in capital	2,011,333	1,885,836
Cumulative dividends in excess of earnings	(683,076)	(633,717)
Total stockholders’ equity	1,330,518	1,254,266
Noncontrolling interest	13,093	10,329
Total equity	1,343,611	1,264,595
Total liabilities and equity	$2,574,753	$2,414,090

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$76,625	$74,389	$152,432	$143,757
Interest income from real estate notes receivable and other income	619	1,308	1,239	2,616
Total revenues	77,244	75,697	153,671	146,373
Expenses:
Rental	22,557	24,667	46,461	47,294
General and administrative	6,217	4,908	12,665	10,915
Non-traded REIT	—	1,704	—	3,847
Acquisition-related	658	2,970	1,683	5,292
Depreciation and amortization	29,583	30,735	57,973	57,863
Listing	—	12,544	4,405	12,544
Total expenses	59,015	77,528	123,187	137,755
Income (loss) before other income (expense)	18,229	(1,831)	30,484	8,618
Other income (expense):
Interest expense:
Interest related to debt	(12,240)	(10,370)	(23,397)	(20,476)
Interest related to derivative financial instruments and net change in fair value of derivative financial instruments	7,926	(5,434)	8,167	(6,234)
Debt extinguishment costs	—	(1,886)	—	(1,886)
Other income	10	63	18	91
Income (loss) from continuing operations	13,925	(19,458)	15,272	(19,887)
Income from discontinued operations	308	144	345	267
Net income (loss)	$14,233	$(19,314)	$15,617	$(19,620)
Net income attributable to noncontrolling interests	(208)	(8)	(241)	(16)
Net income (loss) attributable to controlling interest	$14,025	$(19,322)	$15,376	$(19,636)
Earnings (losses) per share attributable to controlling interest - basic:
Continuing operations	$0.06	$(0.08)	$0.07	$(0.09)
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss)	$0.06	$(0.08)	$0.07	$(0.09)
Earnings (losses) per share attributable to controlling interest - diluted:
Continuing operations	$0.06	$(0.08)	$0.07	$(0.09)
Discontinued operations	0.00	0.00	0.00	0.00
Net income (loss)	$0.06	$(0.08)	$0.07	$(0.09)
Weighted average number of shares outstanding:
Basic	225,610	229,436	221,380	229,159
Diluted	227,780	229,436	222,585	229,159